UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)  November 10, 2008
LAND O’LAKES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	333-84486	41-0365145

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4001 Lexington Avenue North Arden Hills, Minnesota	55126

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code  (651) 481-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
     This Form 8-K/A amends the information originally reported in the Form 8-K that was furnished on October 30, 2008 (the “October 8-K”). Any information contained herein supersedes and replaces any conflicting information in the October 8-K.
     On October 30, 2008, Land O’Lakes, Inc. (the “Company”) issued a press release announcing, among other things, its results for the period ended September 30, 2008 (the “Earnings Release”).  A copy of the Earnings Release accompanied the October 8-K.
     The Company announced today that certain adjustments have been made to its Earnings Release to reflect accounting errors that were recently identified. As a result of these corrections, the Company’s net earnings for the quarter ended September 30, 2008 decreased from $59.9 million to $47.9 million and its year-to-date net earnings decreased from $224.0 million to $212.0 million. The decrease in net earnings for both the quarter and the year-to-date information primarily resulted from inventory costing procedures in the Company’s Agronomy segment that were not properly completed at the time of the Earnings Release. Specifically, cost of goods sold in the Agronomy segment was understated by $10.1 million as a result of errors in inventory costing.
     Based primarily on an evaluation of the adjustments noted above in connection with the Company’s assessment of the effectiveness of its internal control over financial reporting as of September 30, 2008, the Company’s management and Audit Committee have identified a “material weakness,” as defined in PCAOB Auditing Standard 2, in the internal controls over the Company’s financial reporting related to the quarter-end closing process. In addition, and as further detailed below, the Company’s management and Audit Committee have identified a “material weakness” in the internal controls over the Company’s financial reporting related to the lack of adequate books and records that would enable Management to assert to the accuracy of MoArk’s financial statements. This “material weakness” relates to MoArk’s financial records through fiscal year 2006. Beginning in 2007, MoArk consolidated and centralized its finance organization and the Company believes that it now has adequate controls in place to ensure the existence and proper maintenance of its books and records. More information related to these material weaknesses and the steps the Company is taking to mitigate those weaknesses will be contained in the Company’s Form 10-Q filing for the quarter ended September 30, 2008.
ITEM 8.01 OTHER ITEMS
     In its press release, the Company also provided an update on the audit of MoArk’s financial statements. On August 14, 2008, the Company announced that MoArk, a wholly owned subsidiary of the Company, identified certain errors contained in its historical financial statements. At that time, the Company also announced that KPMG LLP had been retained to perform an audit of MoArk’s financial statements for the 2005-2007 periods.
     Concurrent with KPMG’s audit, MoArk and the Company have been working with an independent consulting firm to reconstruct MoArk’s opening and subsequent balance sheets to properly account for the original capital contributions made in the formation of MoArk and for the acquisitions MoArk and its subsidiaries made during the calendar years 2000-2002.
     On November 10, 2008, KPMG informed the Company that it was unable to complete its audit of MoArk’s financial statements primarily due to inadequate books and records related to the formation of MoArk and acquisitions completed by MoArk and its subsidiaries noted above. Specifically, KPMG noted that MoArk’s records were incomplete primarily with respect to the original capital contributions and the subsequent purchase price allocations related to the acquisitions and it was, therefore, unable to perform adequate audit procedures related to certain of MoArk’s transactions in accounts, including, but not limited to, goodwill and working capital balances. The Company is currently evaluating the potential ramifications of this issue and is exploring other options pursuant to which an audit of MoArk’s financial statements could be completed.
     The reconstruction work continues, but a lack of adequate books and records has rendered the completion of such work unlikely. Separately, MoArk and the Company have been working with the same independent consulting firm to value certain assets contributed to and acquired by MoArk during the calendar years 2000-2002. The Company expects that this work will be completed by the end of November. Once the valuation work is complete, the Company expects to roll forward the revised balance sheets, then reassess, and correct if necessary, the impact on the Company’s consolidated financial statements related to, among other items, the Company’s acquisition of the remaining 42.5% of MoArk in January 2006, MoArk’s divestiture of its egg products business in June 2006, and MoArk’s impairment of its shell egg business in the second half of 2006.
     As a result of the foregoing, the Company will not be able to timely file its Form 10-Q for the period ended September 30, 2008. In addition, despite the ongoing reconstruction and valuation work that is being conducted, there is not enough information currently available for the Company to adequately assess the extent of the delay in the Company’s filing, to determinewhether adequate books and records will become available to allow KPMG to complete its audit of MoArk, or to determine the impact on MoArk’s or the Company’s consolidated financial statements.
     A copy of the Company’s press release, including copies of the updated balance sheet, income statement, statement of cash flows and EBITDA reconciliation are furnished herewith as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits. The following information is being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
99.1	Land O’Lakes, Inc. press release dated November 13, 2008, including updated financial statements and EBITDA reconciliation for the period ended September 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAND O’LAKES, INC.
Date: November 13, 2008	/s/ Daniel Knutson
Daniel Knutson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX
99.1 Land O’Lakes, Inc. press release dated November 13, 2008, including updated financial statements and EBITDA reconciliation for the period ended September 30, 2008.